UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Midlantic Office Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	20-2755280

(State of Incorporation)	(IRS Employer Identification No.)

11200 Rockville Pike, Suite 502 Rockville, Maryland	20852

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):
File No. 333-124933

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered:

Common Stock, $0.01 par value per share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None.

     This filing relates to the New York Stock Exchange Original Listing Application filed by Midlantic Office Trust, Inc. on July 21, 2005.

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock par value $0.01 per share, of Midlantic Office Trust, Inc. is set forth under the caption “Description of Our Capital Stock” in the Prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-124933), as initially filed with the Securities and Exchange Commission on May 13, 2005, as amended (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference.

Item 2. Exhibits.

     Not applicable.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MIDLANTIC OFFICE TRUST, INC.
Date: August 11, 2005	By: /s/ Sidney M. Bresler Sidney M. Bresler Chairman, President and Chief Executive Officer